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                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant /X/       Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Definitive Proxy Statement
/X/ Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                              RS INVESTMENT TRUST
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
/X/ No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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                             **URGENT ACTION ITEM**

                                                           July 14, 2003


               THE CONTRARIAN FUND(TM) - MEETING OF SHAREHOLDERS

Dear Shareholder:

     As you know, shareholders of The Contrarian Fund(TM) will be asked to consider a number of important matters at their meeting on July 15. We do not currently expect to receive a sufficient number of votes to approve all of the items on the agenda for the meeting. As a result, we anticipate that the meeting will be adjourned to a later date in order to permit the solicitation of additional proxies.

     At this point WE HAVE NOT RECEIVED YOUR VOTE and we would greatly appreciate your acting on this matter today by utilizing one of the following convenient voting options:

     1) VOTE BY TELEPHONE: YOU MAY CAST YOUR VOTE BY CALLING THE TOLL FREE NUMBER LISTED ON THE ENCLOSED PROXY CARD. HAVE THE CONTROL NUMBER LISTED ON YOUR CARD READY WHEN PROMPTED.

     2) VOTE BY INTERNET: YOU MAY CAST YOUR VOTE USING THE INTERNET BY LOGGING ONTO THE INTERNET ADDRESS LOCATED ON THE ENCLOSED PROXY CARD AND FOLLOWING THE INSTRUCTIONS ON THE WEBSITE.

     3) VOTE BY MAIL: YOU MAY CAST YOUR VOTE BY SIGNING, DATING AND MAILING THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID RETURN ENVELOPE PROVIDED.

     FOR REASONS SET FORTH IN THE PROXY MATERIALS PREVIOUSLY DELIVERED TO YOU, THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSALS AND BELIEVES THE PROPOSALS ARE IN THE BEST INTEREST OF SHAREHOLDERS.

     If you have any questions regarding the proxy, please call our proxy solicitor, D.F. King & Co., Inc., toll free at 1-800-755-7250 any business day between 8 a.m. and 10 p.m. Eastern time.


                   YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.